UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, the Company entered into an amended and restated employment agreement with Jeffrey S. Lipkin, the Company’s Senior Vice President and Chief Financial Officer.  Pursuant to the amended agreement, the term of Mr. Lipkin’s employment agreement was extended to December 31, 2015, subject to extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.  Mr. Lipkin’s base salary was increased to $550,000 effective March 1, 2012.

The amended agreement generally reduces the compensation and benefits that would be payable to Mr. Lipkin under the various termination events contemplated by his amended agreement.  In particular, in the event of Mr. Lipkin’s death, his beneficiary or estate would be entitled to any benefits that may be payable under any life insurance benefit of Mr. Lipkin for which the Company pays premiums, but would no longer be entitled to receive a lump sum payment equal to Mr. Lipkin’s base salary.  In the event Mr. Lipkin is terminated due to his “total disability” (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided under the Company’s disability plans) and payment of COBRA premiums for 12 months, but he would no longer be entitled to a bonus amount for the year of termination or a “severance bonus amount” (as such term is defined in the agreement).

In the event Mr. Lipkin’s employment is terminated by the Company “without cause” or by Mr. Lipkin for “good reason” (as such terms are defined in the amended agreement), Mr. Lipkin would be entitled to receive full vesting of his annual equity awards under the Company’s management incentive compensation program (“MICP”) (but not other awards, which would be forfeited).  In the event the agreement expires on December 31, 2015 or any subsequent anniversary thereof by virtue of the Company providing notice of non-renewal of the agreement, Mr. Lipkin would be entitled to receive an amount equal to 75% (rather than 100%) of the sum of his base salary and severance bonus amount and full vesting of 50% of his regular MICP equity awards (but not other awards, which would be forfeited).

Under the amended agreement, incentive-based compensation and benefits provided under the agreement would be subject to recovery under any “clawback” policy that may be adopted by the Company.  The amended agreement restricts Mr. Lipkin’s ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination (reduced from 18 months).

The foregoing description of the amended agreement is qualified in its entirety by the full text of the amended agreement, a copy of which is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of April 26, 2012 by and between the Company and Jeffrey S. Lipkin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: April 26, 2012	By:	/s/ Grier C. Raclin
		Name:	Grier C. Raclin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of April 26, 2012 by and between the Company and Jeffrey S. Lipkin.